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                                                              EXHIBIT 99.1

                        CONSENT TO SERVE AS A DIRECTOR
                                      OF
                           CAREY INTERNATIONAL, INC.

  I hereby consent to being named as a nominee for director in this Registration Statement on Form S-1 of Carey International, Inc. ("Carey"), and to serve in such capacity if elected at Carey's 1998 Annual Meeting of Stockholders.

                                          /s/ Dennis I. Meyer
                                          _________________________________

                                            Dennis I. Meyer

Dated: May 5, 1998